                                                                        Reg. S-K
                                                                        Item 601
                                                                      Exhibit 21

                             BERKSHIRE HATHAWAY INC.
                         Subsidiaries of Registrant(1)
                                December 31, 2000


                                                                   Domicile or
                                                                     State of
Company Name                                                      Incorporation
------------                                                      -------------
Acme Brick Company                                                Delaware
Acme Building Brands Inc.                                         Delaware
The Ben Bridge Corporation                                        Washington
Ben Bridge Jeweler Inc.                                           Washington
Benjamin Moore & Co                                               New Jersey
Benjamin Moore & Co Limited                                       Canada
Berkshire Hathaway Credit Corporation                             Nebraska
Berkshire Hathaway International Insurance Ltd.                   United Kingdom
Berkshire Hathaway Life Insurance Company of Nebraska             Nebraska
BHG Life Insurance Company                                        Nebraska
BHSF, Inc.                                                        Delaware
BH Finance LLC                                                    Nebraska
BH Shoe Holdings, Inc.                                            Delaware
Blue Chip Stamps                                                  California
Borsheim's Jewelry Company, Inc.                                  Nebraska
Campbell Hausfeld/Scott Fetzer Company                            Delaware
Central States Indemnity Co. of Omaha                             Nebraska
Central States of Omaha Companies, Inc.                           Nebraska
General & Cologne Life Reinsurance Company of America             Connecticut
General & Cologne Life Reinsurance Co. of Australasia Ltd.        Australia
Cologne Reinsurance Company Ltd.                                  Ireland
The Cologne Reinsurance Company Ltd.                              United Kingdom
The Cologne & General Reinsurance Co. of Africa Ltd.              South Africa
Columbia Insurance Company                                        Nebraska
Continental Divide Insurance Company                              Colorado
Cornhusker Casualty Company                                       Nebraska
Cypress Insurance Company                                         California
Dexter Shoe Company                                               Maine
DP Mann Limited                                                   United Kingdom
Europa Ruckversicherung AG                                        Germany
Executive Jet, Inc.                                               Delaware
Fairfield Insurance Company                                       Connecticut
The Fechheimer Brothers Company                                   Delaware
FlightSafety International Inc.                                   New York
GEICO Casualty Company                                            Maryland
GEICO Corporation                                                 Delaware
GEICO General Insurance Company                                   Maryland
GEICO Indemnity Company                                           Maryland
GRD Corporation                                                   Delaware
Gen Re Holdings, Inc.                                             Delaware
Gen Re Securities Holdings Limited                                Bermuda
General Re-CKAG Reinsurance and Investment S.a r.l.               Luxembourg
General Re Corporation                                            Delaware
General Re Europe Limited                                         United Kingdom
General Re Financial Products Corp.                               Delaware
General Re Financial Products (Japan) Inc.                        Delaware
General Re Financial Securities Ltd.                              United Kingdom
General Re Services Corporation                                   Delaware
General Reinsurance Corporation                                   Delaware

                                                                        Reg. S-K
                                                                        Item 601
                                                                      Exhibit 21

                             BERKSHIRE HATHAWAY INC.
                         Subsidiaries of Registrant (1)
                                December 31, 2000

                                                                   Domicile or
                                                                     State of
Company Name                                                      Incorporation
------------                                                      -------------
General Star Indemnity Company                                    Connecticut
General Star National Insurance Company                           Ohio
Genesis Indemnity Insurance Company                               North Dakota
Genesis Insurance Company                                         Connecticut
Government Employees Insurance Company                            Maryland
Helzberg's Diamond Shops, Inc.                                    Missouri
Herbert Clough, Inc.                                              New York
H. H. Brown Shoe Company, Inc.                                    Delaware
Isabela Shoe Corporation                                          Delaware
Jordan's Furniture, Inc.                                          Massachusetts
Justin Brands, Inc.                                               Delaware
Justin Industries Inc.                                            Texas
Kansas Bankers Surety Company                                     Kansas
Kolnische Ruck Wien                                               Austria
Kolnische Ruckversicherungs-Gesellschaft AG                       Germany
Lowell Shoe, Inc.                                                 New Hampshire
Mount Vernon Fire Insurance Company                               Pennsylvania
National Fire & Marine Insurance Company                          Nebraska
National Indemnity Company                                        Nebraska
National Indemnity Company of the South                           Florida
National Indemnity Company of Mid-America                         Minnesota
National Liability and Fire Insurance Company                     Connecticut
National Re Corporation                                           Delaware
National Reinsurance Corporation                                  Delaware
Nebraska Furniture Mart, Inc.                                     Nebraska
Oak River Insurance Company                                       Nebraska
OBH Inc.                                                          Delaware
OCSAP,  Ltd                                                       Maine
R.C. Willey Home Furnishings                                      Utah
Redwood Fire and Casualty Insurance Company                       Nebraska
The Scott Fetzer Company                                          Delaware
Scott Fetzer Financial Group, Inc.                                Delaware
See's Candies, Inc.                                               California
See's Candy Shops, Inc.                                           California
Star Furniture Company                                            Texas
U.S. Investment Corporation                                       Pennsylvania
United States Liability Insurance Company                         Pennsylvania
U.S. Underwriters Insurance Company                               North Dakota
Wesco Financial Corporation                                       Delaware
Wesco-Financial Insurance Company                                 Nebraska
Wesco Holdings Midwest, Inc.                                      Nebraska
World Book/Scott Fetzer Company                                   Nebraska


     1) Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X, and Berkshire has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.